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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                             INTERCREDITOR AGREEMENT

      INTERCREDITOR AGREEMENT, dated as of June 17, 2005 among The Prudential Insurance Company of America (together with any transferee, successor or assign "PICA"), each affiliate, managed account or fund of PICA party hereto (together with any of their transferees, successors or assigns, the "Prudential Affiliates"; and, together with PICA and any other holder from time to time of the Senior Notes, "Prudential"), each bank a party to the Credit Agreement on the date hereof (collectively, including the Swingline Lender and any Issuing Bank, and with such other banks that may from time to time be parties to the Credit Agreement, referred to as the "Banks"), the Administrative Agent and the Co-Administrative Agent from time to time under the Credit Agreement (respectively the "Administrative Agent" and the "Co-Administrative Agent") and JPMorgan Chase Bank, N.A., as Collateral Agent under the Security Documents, together with its successors in such capacity, the "Collateral Agent").

                                    RECITALS

      R1. TBC Corporation (f/k/a TBC Parent Holding Corp.), a Delaware corporation ("Holdings"), TBC Private Brands, Inc. (f/k/a TBC Corporation), a Delaware corporation ("TBC Private Brands") (Holdings and TBC Private Brands, each a "Company" and together the "Companies"), and the Banks have entered into the Credit Agreement, dated as of the date hereof (as it may be amended, modified, supplemented, refinanced or replaced from time to time the "Credit Agreement"), pursuant to which, among other things, the Banks agreed to make certain loans to the Companies;

      R2. TBC Private Brands and PICA entered into a certain Second Amended and Restated Note Agreement, dated as of April 1, 2003, (as it may hereafter be amended, modified, supplemented, refinanced or replaced from time to time, the "Existing Note Agreement"), to govern the terms of the following notes which TBC Private Brands originally issued and PICA purchased on July 10, 1996: (a) 8.30% Series A Senior Notes due July 10, 2003, which notes have since been paid in full, (b) 8.62% Series B Senior Notes due July 10, 2005 (the "Series B Notes"),
(c) 8.81% Series C Senior Notes due July 10, 2008 (the "Series C Notes;" and together with the Series B Notes, as such notes have been amended to date, and as further amended, modified, supplemented, refinanced or replaced from time to time, collectively, the "Existing Senior Notes"). TBC Private Brands and Prudential entered into a certain Note Purchase Agreement, dated as of April 1, 2003 (as it may hereafter be amended, modified, supplemented, refinanced or replaced from time to time, the "Additional Note Agreement;" and together with the Existing Note Agreement, the "Note Agreements") pursuant to which TBC Private Brands issued its Series D Variable Rate Senior Notes due April 16, 2009 (as amended, modified, supplemented, refinanced or replaced from time to time, the "Additional Senior Notes", and together with the Existing Senior Notes, collectively, the "Senior Notes").

      R3. Pursuant to that certain Amendment No. 2 to Second Amended and Restated Note Agreement (with respect to the Existing Note Agreement) and that certain Amendment No. 2 to

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Note Purchase Agreement (with respect to the Additional Note Agreement), each dated as of November 19, 2004, Holdings became a co-obligor with TBC Private Brands, jointly and severally liable in respect of the obligations under the Note Agreements and the Senior Notes.

      R4. The Bank Obligations and the Note Obligations are guaranteed, to the extent provided therein, pursuant to the Guarantee and Collateral Agreement executed by the Companies and all subsidiaries of the Companies, other than Merchant's, Incorporated ("Merchant's"), including, without limitation, Carroll's, Inc., Big O Tires, Inc., Big O Development, Inc., Big O Tire of Idaho, Inc., O Advertising, Inc., Northern States Tire, Inc., TBC International Inc., TBC Brands, LLC, TBC Capital, LLC, TBC Private Brands of Texas, LLC, TBC Retail Enterprises, Inc., Big O Retail Enterprises, Inc., Tire Kingdom, Inc., and NTW Incorporated (each of such subsidiaries and each of the Companies, a "Guarantor"; provided that each Company shall only be a Guarantor with respect to, and guarantee, the Obligations of the other Company), as it may from time to time by amended, modified, supplemented or replaced (the "Guarantee and Collateral Agreement").

      R5. Each of the Guarantors, Merchant's and the Companies have executed in favor of the Collateral Agent, as collateral agent for the Secured Parties (as defined in Recital R6) the Guarantee and Collateral Agreement securing the Obligations thereunder; and TBC Private Brands has executed in favor of the Collateral Agent a mortgage securing the Obligations, which mortgage encumbers real property owned by TBC Private Brands and located in Memphis, Tennessee (the "Mortgage").

      R6. Prudential and the Banks (sometimes collectively referred to herein as the "Secured Parties", and individually referred to as a "Secured Party") desire to set forth certain additional provisions regarding the Obligations,

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. APPOINTMENT, POWER AND AUTHORITY OF COLLATERAL AGENT.

      (a) Each Secured Party hereby appoints and authorizes the Collateral Agent to act as its agent for the purposes of enforcing such Secured Party's rights under the Security Documents, including its rights in respect of the Collateral.

      (b) The Collateral Agent (i) agrees to make such demands and give such notices under the Security Documents as may be requested by, and to take such action to enforce the Security Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof (a "Foreclosure Action") as may be directed by, the Majority Lenders, but not otherwise, and (ii) agrees to make the requests referred to in Section 5.6, 5.8 and 5.9 of the Note Agreements if so instructed in writing by the Special Majority Noteholders and not to make any determination that any documents delivered pursuant to such Sections are reasonably satisfactory without the written consent of the Special Majority Noteholders; provided, however, (i) that the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or the Security Documents or which would in its reasonable opinion subject it or its officers, employees or directors to liability, and (ii) the Collateral Agent shall not be required to take any action under this Agreement or the Security Documents unless

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and until the Collateral Agent shall receive further assurances (which may include cash collateral) of the Secured Parties' obligations under Section 5(c) hereof that it will be indemnified to its satisfaction, in the exercise of its reasonable judgment, by the Secured Parties against any and all loss, cost, expense or liability in connection therewith other than any such loss, cost, expense or liability arising out of the Collateral Agent's gross negligence or willful misconduct.

      (c) The Collateral Agent may at any time request written directions from the Secured Parties as to any course of action or other matter relating to the performance of its duties under this Agreement and the Security Documents and the Secured Parties will promptly comply with any such request. In each instance in which such written directions are requested, the Collateral Agent shall, subject to the other provisions of this Agreement, be required to take any such action or perform any such duties only if so directed by the Majority Lenders and shall have the right to decline to take such action or to perform such duties unless so directed.

      (d) The Collateral Agent shall have such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement and of the Security Documents, together with such other powers as are reasonably incidental thereto.

      SECTION 2. APPLICATION OF PROCEEDS OF COLLATERAL, ETC.

      (a) If, upon any Trigger Date, the Prudential Percentage is more than the Prudential Percentage as of the applicable Determination Date due to any Bank Paydown, Prudential shall be entitled to a distribution priority under Section 2(d) until the Prudential Percentage (after giving effect to the last such priority distribution) is equal to the Prudential Percentage as of such Determination Date, whether by reason of such priority distributions, participation purchases pursuant to Section 2(b) below or otherwise. If, upon any Trigger Date, the Bank Percentage is more than the Bank Percentage as of the applicable Determination Date due to any Prudential Paydown, the Banks shall be entitled to a distribution priority under Section 2(d) until the Bank Percentage (after giving effect to the last such priority distribution) is equal to the Bank Percentage as of such Determination Date, whether by reason of such priority distributions, participation purchases pursuant to Section 2(b) below or otherwise. No party claiming a distribution priority under this Section 2(a) shall be entitled thereto until it notifies the Collateral Agent and each other party hereto of such claim, including with such notice a reasonably detailed computation of the amount of such claim and a description of the circumstances on which it is based.

      (b) If, sixty (60) days after a Trigger Date (the "Bank Purchase Date"), the Prudential Percentage as of such date exceeds the Prudential Percentage determined as of the applicable Determination Date, the Banks shall be obligated to purchase a participation in the Note Obligations (ratably as to both the Existing Senior Notes and the Additional Senior Notes in accordance with the respective principal amounts of such Senior Notes) in an amount sufficient so that, after giving effect thereto, the Prudential Percentage, as of the Bank Purchase Date, and after giving effect to the Banks' purchase, is equal to the Prudential Percentage as of the applicable Determination Date. If, sixty (60) days after a Trigger Date (the "Prudential Purchase Date"), the Bank Percentage exceeds the Bank Percentage determined as of the applicable Determination Date, Prudential shall be obligated to purchase a participation in the Bank

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Obligations in an amount sufficient so that, after giving effect thereto, the
Bank Percentage, as of the Prudential Purchase Date and after giving effect to Prudential's purchase, is equal to the Bank Percentage as of the applicable Determination Date.

      (c) (i) Notwithstanding that Prudential shall purchase a participation in the Bank Obligations hereunder, (A) Prudential shall not be entitled to vote on any matter arising under the Credit Agreement, and (B) Prudential shall not be liable in respect of, or required to perform, any obligations of the Banks under the Credit Agreement (including, without limitation, advancing any funds pursuant to any request by the Companies to fund a loan) or under any Specified Hedging Agreement; provided, however, that, with respect to the participation so purchased, Prudential shall be entitled to share in any payment in respect of the Bank Obligations pari passu with the Banks.

            (ii) Notwithstanding that the Banks shall purchase a participation in the Note Obligations hereunder, (A) none of the Banks shall be entitled to vote on any matter arising under the Note Agreements, and (B) none of the Banks shall be liable in respect of, or required to perform, any of Prudential's obligations under the Note Agreements; provided, however, that, with respect to the participation so purchased, the Banks shall be entitled to share in any payment in respect of the Note Obligations (without regard to participations in the Bank Obligations) pari passu with Prudential.

      (d) Any Sharing Payment shall be applied and distributed as follows:

            (i) First, to the payment of all reasonable out-of-pocket costs and expenses (including attorneys fees and disbursements) incurred by the Collateral Agent or by any Secured Party which shall have notified, with reasonable specificity, the Collateral Agent and the other Secured Parties of such costs and expenses, including all amounts against or for which the Collateral Agent is to be indemnified or reimbursed hereunder by the Secured Parties;

            (ii) Second, subject to Section 2(e) below, to Prudential or the Banks, as applicable, in accordance with Section 2(a);

            (iii) Third, subject to Section 2(e), to the Secured Parties pro rata in proportion to each Secured Party's Percentage Interest (computed in accordance with the Current Balance Certificates then in effect) in the Obligations (regardless of whether or not the maturity of any such Secured Party's Obligations shall have been accelerated) until all amounts owing in respect of the Note Obligations and the Bank Obligations are paid in full, provided that any such distribution on account of contingent obligations in respect of outstanding Letters of Credit shall be held and invested by the Collateral Agent solely for the benefit of the Secured Parties entitled thereto and shall thereafter be distributed to such Secured Parties to the extent that any such contingent obligations shall become actual (or, to the extent any such contingent obligations are extinguished prior to becoming actual, such distribution shall then be redistributed in accordance with this Section 2(d)); and

            (iv) Fourth, the balance, if any, to any such Person as shall be entitled thereto.

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      (e) Non-cash Sharing Payments and Sharing Payments which, due to a restraining order or otherwise, are not permitted to be applied to the Obligations, or because the Collateral Agent or the receiving Secured Party determined it to be impracticable to divide and apply any such non-cash Sharing Payments to the payment of any of the Obligations owed to the Secured Party (herein referred to as "Non-available Sharing Payments") shall be held by the Collateral Agent or, as the case may be, the Secured Party so receiving such Non-available Sharing Payments, as agent for the Secured Parties. At such time as such Non-available Sharing Payments are later converted to cash or such Non-available Sharing Payments are later permitted to be applied, or later become practical to divide and may otherwise be applied, against any of the Obligations then such Non-available Sharing Payments shall promptly be divided and paid at such time in accordance with the terms of this Agreement.

      (f) Prior to each distribution of Sharing Payments pursuant to Section 2(d), the Collateral Agent shall request an updated Current Balance Certificate from each Secured Party. The Collateral Agent shall distribute all Sharing Payments, other than Non-available Sharing Payments, to the Secured Parties pursuant to Section 2(d) above as soon as possible after it has in its possession such a Current Balance Certificate from each Secured Party, setting forth the amount of such Secured Party's Bank Obligations or Note Obligations, as the case may be. Prior to making any distribution under Section 2(d), the Collateral Agent may apply such Sharing Payments pursuant to Section 2(d)(i) above, with respect to any out-of-pocket costs and expenses of the Collateral Agent or any Secured Party whose amount is then known, and may retain as a reserve such portion of such Sharing Payments as it may reasonably determine is sufficient to cover such costs and expenses incurred by the Collateral Agent whose amount has not yet been determined. As soon as it determines that any portion of such Sharing Payments are no longer required to be held in such reserve, the Collateral Agent shall distribute the same to the Secured Parties pursuant to Section 2(d) based on then effective Current Balance Certificates from all Secured Parties. Any costs and expenses payable pursuant to Section 2(d)(i) to any Secured Party, of which the Collateral Agent shall not have been notified as of the time of any disbursement of Sharing Payments, shall not be payable from such Sharing Payments. The failure of the Collateral Agent to deduct from such Sharing Payments costs and expenses payable pursuant to such Section prior to the disbursement of any such Sharing Payments (i) shall not affect the right of the Collateral Agent to be reimbursed therefor by the Companies and to be indemnified with respect thereto pursuant to Section 5(c) below and (ii) shall not render the Collateral Agent liable to any Secured Party claiming all or a portion thereof pursuant to Section 2(d) above. At the time of each disbursement of Sharing Payments or other amounts described herein, the Collateral Agent shall forward to each Secured Party a statement (x) describing the total amount of such Sharing Payments or other amounts received, (y) if applicable, the Percentage Interest of each Secured Party pursuant to which such Secured Party's share was determined, (z) any distribution priority under
Section 2(a) affecting such distribution, (xx) the amount distributed to each Secured Party; and (yy) the amount of costs and expenses deducted by the Collateral Agent, the amount of reserve for such costs and expenses retained by the Collateral Agent, and the amount of any Secured Party's costs and expenses to which such Sharing Payments or other amounts were applied.

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      (g) Each Secured Party agrees that any sums and amounts received by such
Secured Party pursuant to this Section shall be applied to the payment of such Obligations held by such Secured Party as shall be determined by such Secured Party in its sole discretion, subject to any provisions of any other agreement affecting such application.

      (h) Each Secured Party agrees not to take any action whatsoever to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral, except through, or pursuant to the direction of, the Collateral Agent pursuant to this Agreement.

      SECTION 3. INFORMATION.

      (a) The Collateral Agent shall promptly notify each Secured Party in the event it shall receive, in its capacity as Collateral Agent, (i) any notice or declaration of an Event of Default or certificate rescinding a notice or declaration of an Event of Default or any request by any party hereto for any consent, waiver or amendment with respect hereto or the Note Documents, the Bank Agreements or any Security Document or (ii) any Sharing Payments.

      (b) Each Secured Party agrees that, in the event the Collateral Agent notifies such Secured Party that it has received any Sharing Payments or that it desires or is required to determine either such Secured Party's Percentage Interest or the Majority Lenders, such Secured Party will promptly notify the Collateral Agent in writing pursuant to a certificate of a duly authorized officer of such Secured Party (a "Current Balance Certificate") of the aggregate amount of the Note Obligations or Bank Obligations, as the case may be, owing to such Secured Party (or, in the case of Bank Obligations arising under a Specified Hedging Agreement, any Affiliate of such Secured Party) as of the date of such certificate, and the amount of any Bank's unused commitment to lend. The Collateral Agent shall be entitled to rely on the information set forth in the most recently received Current Balance Certificate of each Secured Party for a period of 21 days following receipt thereof by the Collateral Agent.

      (c) Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Secured Parties may be and, at the request of the Collateral Agent, shall be, embodied in and evidenced by one or more instruments reasonably satisfactory in form to the Collateral Agent and signed by or on behalf of such Secured Parties and, except as otherwise expressly provided in any such instrument, any such actions shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent.

      (d) The Banks agree to notify the Collateral Agent, which shall promptly notify Prudential, within 3 business days that a Bank Election Date has occurred.

      SECTION 4. RELEASE OF COLLATERAL; AMENDMENTS TO INTERCREDITOR AGREEMENT; EXECUTION OF AMENDMENTS, ETC.

      (a) Except as may be required or permitted pursuant to the Security Documents, without the prior written consent of all of the Secured Parties, the Collateral Agent shall not release any security interest, lien or other encumbrance on any of the Collateral granted in favor of the Collateral Agent on behalf of the Secured Parties pursuant to the Security Documents and for which it has accepted responsibility as Collateral Agent under Section 1(a) hereof; provided,

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that the Collateral Agent shall release such Collateral with the prior written consent of the Majority Lenders as long as all of the Collateral so released during the term of this Agreement has an aggregate value (using the higher of book value or market value for each item of Collateral) of less than $5,000,000.

      (b) This Agreement may not be amended or modified unless in a writing signed by the Collateral Agent and each of the Secured Parties.

      (c) The Collateral Agent agrees (i) to execute such amendments or modifications to this Agreement as all of the Secured Parties may direct and
(ii) to execute and deliver such amendments or modifications to the Security Documents to which the Collateral Agent is a party as the Majority Lenders may direct (except releases of Collateral and other actions which require a greater percentage of Secured Parties); provided, however, that the Collateral Agent shall not be obligated to execute any such amendment or modification the effect of which is to increase the liabilities or duties of the Collateral Agent hereunder or thereunder in any respect.

      SECTION 5. DISCLAIMER, ETC.

      (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents, and the Collateral Agent shall not by reason of this Agreement or Security Documents be a trustee for any Secured Party. The Collateral Agent in such capacity shall not be responsible to the Secured Parties for any recitals, statements, representations or warranties contained in this Agreement, any Security Document, or in any certificate or other document referred to or provided for therein, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Security Document, or any other document referred to or provided for herein or therein, or for any security interest, lien or encumbrance granted to the Collateral Agent on behalf of the Secured Parties or the perfection or priority of any such security interest, lien or encumbrance, or for any failure by the Companies to perform any of their obligations under any thereof. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. -Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or any of them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

      (b) The Collateral Agent shall be entitled to rely upon any written certification, notice or other communication reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent with reasonable care. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be under no duty to act or refrain from acting unless (i) it receives written instructions signed by the Majority Lenders (unless otherwise provided herein) as to what actions should be taken or refrained from being taken, which instructions and action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties, and the Collateral Agent shall be protected with respect to actions taken or not taken in accordance with such instructions, and (ii) it receives such further assurances (which may include cash collateral) as it may request of

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the indemnification obligations of the Secured Parties under Section 5(c) of this Agreement in respect of any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. If any party disputes another party's claim to a distribution priority under Section 2(a), the Collateral Agent may retain the funds that would otherwise be distributed in accordance with the claimed priority until the dispute is resolved by agreement of all parties, by non-appealable court order or by binding arbitration.

      (c) Each Secured Party agrees to indemnify the Collateral Agent in such capacity, ratably in accordance with its Percentage Interest in the Obligations, whether or not the Collateral Agent has exhausted all remedies against the Companies for reimbursement, to the extent the Collateral Agent has not been reimbursed by the Companies in accordance with and pursuant to their Acknowledgment and Agreement hereto, for any and all liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any Security Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof, or of any Security Document; provided, however, that no Secured Party shall be liable for, or shall indemnify the Collateral Agent for, any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent.

      (d) The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Obligations as the owner thereof for all purposes hereof unless and until the provisions of Section 11(e) have been complied with and a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent, but the Collateral Agent shall not be required to recognize or deal with any Person who has acquired any participation in any Obligation from any Secured Party. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or evidence and of any note or notes or evidence issued in exchange therefor.

      (e) Except as expressly directed by the Majority Lenders and as expressly provided in the Security Documents, the Collateral Agent shall have no duty to and shall not take any Foreclosure Action or any other affirmative action with respect to the collection of any amount payable in respect of the Collateral.

      (f) Subject to the terms of this paragraph, any Person acting as Collateral Agent may resign at any time by giving notice thereof to each Secured Party, and any Person acting as Collateral Agent may be removed as Collateral Agent at any time by the Majority Lenders. Upon any such resignation or removal, a successor Collateral Agent shall be appointed by the Majority Lenders. If no successor Collateral Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty days after such resignation or removal, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be either a Bank or a commercial bank or insurance

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company organized under the laws of the United States of America or any state thereof and has combined capital and surplus of at least $500,000,000 and has an investment rating of "A" or better issued by Standard & Poor's Corporation with respect to its senior debt rating. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, (i) such successor Collateral Agent shall promptly so notify the Secured Parties and the retiring Collateral Agent and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and (ii) the resignation or removal of the retiring Collateral Agent shall become effective and it shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 5 shall continue in effect for its benefit in respect of any actions taken or permitted to be taken by it while it was acting as the Collateral Agent.

      (g) During such periods as the Collateral Agent is a Secured Party, in its capacity as a Secured Party the Collateral Agent shall have the same rights, obligations and powers hereunder as any other Secured Party and may exercise the same as though it were not acting as the Collateral Agent, and the term "Secured Party" or "Secured Parties" shall, unless the context otherwise requires, include the Collateral Agent in its capacity as a Secured Party. The Collateral Agent and its affiliates may (without having to account therefor to any Secured Party) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Companies (and any of its affiliates) as if it were not acting as the Collateral Agent, and the Collateral Agent may accept fees and other consideration from the Companies for services in connection with this Agreement or otherwise without having to account for the same to the Secured Parties. Although the Collateral Agent and its affiliates may in the course of such relationships not involving the Collateral Agent's activities as a Secured Party or as Collateral Agent, and in the course of relationships with other Persons, acquire information about the Companies, its affiliates and such other Persons, the Collateral Agent shall have no duty to disclose to the Secured Parties information so acquired.

      SECTION 6. PAYMENT INVALIDATED. If, during the course of, or pursuant to, any Bankruptcy Proceeding, a Secured Party (the "Returning Lender") is required by a court or other tribunal of competent jurisdiction to disgorge, refund, rebate or otherwise return any distribution of Sharing Payments or of other funds received by such Secured Party pursuant to Section 2 hereof (such Returning Lender's portion of such payment or distribution referred to herein as a "Disputed Payment"), to any trustee presiding over such Bankruptcy Proceeding or to any other Person (whether by reason of the fact that such Disputed Payment constituted or was alleged to constitute a preference, a fraudulent conveyance or for such other reason as such court or tribunal shall specify), each other Secured Party shall immediately pay to the Returning Lender its Proportionate Share of such Disputed Payment from amounts actually received by such other Secured Party. For purposes of this Section 6, such Proportionate Share shall be calculated as of the date the Returning Lender is required to make such payment to any such trustee or other Person.

      SECTION 7. ADDITIONAL COLLATERAL. Each of the Secured Parties hereby covenants and agrees that (i) such Secured Party will not accept from any Person on behalf of the Companies any guarantee (a "Third-Party Guarantee") of any of the Obligations unless such guarantor simultaneously guarantees the payment of all of the Obligations owed to all Secured Parties (or, if such Third-Party Guarantee guarantees only a portion of the Obligations owing to such

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Secured Party, such Secured Party will not accept such Third-Party Guarantee unless such guarantor simultaneously guarantees the same proportion of Obligations owing to the other Secured Parties) and (ii) such Secured Party will not take, accept or obtain any security interest in, or lien or encumbrance upon, any assets of any of the Companies or any subsidiary or affiliate thereof or any other Person (other than a security interest, lien or encumbrance upon assets which, if obtained by such Secured Party, would constitute a Sharing Payment) to secure the payment and performance of the Obligations unless all Secured Parties are granted a pari passu security interest in, or lien upon, such assets, in either case, pursuant to documents in form and substance satisfactory to the Secured Parties.

      SECTION 8. TURNOVER OF COLLATERAL. If a Secured Party acquires custody, control or possession of any Collateral or Sharing Payments, other than pursuant to the terms of this Agreement, such Secured Party shall promptly cause such Collateral or Sharing Payments to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Section 2 hereof. Until such time as such Secured Party shall have compiled with the provisions of the immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral and Sharing Payments in trust for the parties entitled thereto hereunder.

      SECTION 9. COVENANTS OF THE SECURED PARTIES. (a) Each of the Secured Parties hereby covenants and agrees that it will give notice immediately to each other Secured Party or in the case of notice to the Banks, to the Co-Administrative Agent for the Banks under the Credit Agreement of (i) its instructions to the Collateral Agent to take a Foreclosure Action, and (ii) its receipt of any additional Collateral or a Sharing Payment or a Third-Party Guarantee.

      (b) It will cooperate with the Collateral Agent and with each other Secured Party in the enforcement of the security interests in, and liens and encumbrances upon the Collateral and otherwise in order to accomplish the purposes of this Agreement and the Security Documents.

      SECTION 10. DEFINITIONS.

      "Acceleration Date" means the date upon which any of the Secured Parties shall have accelerated the maturity of its respective Obligations.

      "Additional Note Agreement" shall have the meaning set forth in the introductory paragraphs hereof.

      "Additional Senior Notes" shall have the meaning set forth in the introductory paragraphs hereof.

      "Administrative Agent" shall have the meaning set forth in the introductory paragraphs hereof.

      "Affiliate" shall have the meaning set forth in the Guarantee and Collateral Agreement.

      "Bank and Note Documents" shall mean, and is a collective reference to the Bank Agreements and the Note Documents.

      "Bank Agreements" shall mean the Credit Agreement, and each other document, instrument or certificate executed in connection therewith, as any of them may be amended, modified, supplemented or replaced from time to time in accordance with its respective terms.

      "Bank Election Date" means the earlier of (i) the date on which the "Revolving Credit Commitments" of the Banks are terminated pursuant to Article VII of the Credit Agreement or (ii) the expiration of 3 days after all of the Banks first refused, in accordance with Section 4.02 of the Credit Agreement, to make "Revolving Loans" under the Credit Agreement upon request of the Companies, without the Companies' right to borrow under Section 4.02 having been restored, by waiver, amendment, cure, forbearance or otherwise.

      "Bank Obligations" shall mean, at any time, (i) all obligations of the Companies to the Banks and the Collateral Agent arising under the Bank Agreements, including, without limitation, premium, make-whole amounts, breakage costs and yield maintenance amounts and the obligations of the Companies under and in respect to any Letters of Credit (including contingent obligations in respect thereof); plus (ii) the amount of any participations in the Note Obligations purchased by the Banks pursuant to Section 2(b), minus (iii) the amount of any participations in the Bank Obligations purchased by Prudential pursuant to Section 2(b) plus (iv) all obligations of the Companies arising under any Specified Hedging Agreement.

      "Bank Paydown" shall mean any and all amounts, proceeds or other property actually received by or on behalf of the Collateral Agent or the Banks in respect of any of the Bank Obligations at any time on or after the occurrence of a Determination Date and prior to the occurrence of any Trigger Date, including, without limitation, any such amounts, proceeds or other property received (a) pursuant to or in connection with the enforcement of any of the Bank Agreements (whether pursuant to a Bankruptcy Proceeding or otherwise), or otherwise resulting from the collection, sale, transfer or other disposition of any of the Collateral or any portion thereof, (b) obtained by way of set-off by the Collateral Agent or any Secured Party against obligations owing by the Collateral Agent or such Secured Party to any of the Companies, and (c) constituting prepayments or other payments in respect of any of the Obligations, but specifically excluding any regularly scheduled prepayments under the Bank Agreements.

      "Bank Percentage" means, on any date, an amount equal to a fraction, the numerator of which is the total amount of Bank Obligations as of such date and the denominator of which is the total amount of Obligations as of such date.

      "Bank Purchase Date" shall have the meaning set forth in Section 2(b).

      "Bankruptcy Proceeding" shall mean the voluntary or involuntary dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Companies or of any Guarantor or their debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Companies or of any Guarantor or otherwise.

      "Banks" shall have the meaning set forth in the introductory paragraphs hereof, and shall include each Bank acting from time to time under the Credit Agreement as the Swingline Lender and any Issuing Bank.

      "Co-Administrative Agent" shall have the meaning set forth in the introductory paragraphs hereof.

      "Collateral Agent" shall have the meaning set forth in the introductory paragraphs hereof.

      "Collateral" shall mean the real and personal property in or upon which the Companies, any Guarantor or other Person have from time to time granted to the Collateral Agent on behalf of the Secured Parties or to any Secured Party, pursuant to the Security Documents, a lien, security interest or other encumbrance to secure the Obligations. The term "Collateral" shall not refer to any cash collateral with respect to letters of credit at any time deposited with the Administrative Agent pursuant to Section 2.05(a) of the Credit Agreement.

      "Compan(y/ies) " shall have the meaning set forth in the introductory paragraphs hereof.

      "Credit Agreement" shall have the meaning set forth in the introductory paragraphs hereof.

      "Current Balance Certificate" shall have the meaning set forth in Section 3(b).

      "Determination Date" means, with respect to any Trigger Date, the date which is sixty (60) days prior to such Trigger Date.

      "Disputed Payment" shall have the meaning set forth in Section 6 hereof.

      "Event of Default" means an Event of Default as such term is defined in or pursuant to the Note Documents or the Bank Agreements, as the case may be.

      "Existing Note Agreement" shall have the meaning set forth in the introductory paragraphs hereof.

      "Existing Senior Notes" shall have the meaning set forth in the introductory paragraphs hereof.

      "Foreclosure Action" shall have the meaning specified in Section 1(b).

      "Guarantee and Collateral Agreement" shall have the meaning set forth in the introductory paragraphs hereof.

      "Guarantee Obligations" means obligations undertaken by the guarantors under Section 2 of the Guarantee and Collateral Agreement.

      "Holdings" shall have the meaning set forth in the introductory paragraphs hereof.

      "Issuing Bank" shall have the meaning set forth in the Credit Agreement.

      "Majority Lenders" shall mean, at any time, (i) during such time as there is no Event of Default, the holders of at least 51% of the total of the aggregate amount of the commitments of the Banks plus the aggregate principal balance of the Senior Notes and (ii) during the existence of an Event of Default, the holders of at least 66-2/3% of the Obligations.

      "Mortgage" shall have the meaning set forth in the introductory paragraphs hereof.

      "Non-available Sharing Payments" shall have the meaning set forth in
Section 2(e) hereof.

      "Note Agreements" shall have the meaning set forth in the introductory paragraphs hereof.

      "Note Documents" shall mean the Note Agreements, the Senior Notes and each other document, instrument or certificate executed in connection therewith, as any of them may be amended, modified, supplemented or replaced from time to time in accordance with its respective terms.

      "Note Obligations" shall mean, at any time, (i) all of the Companies' obligations to Prudential arising under the Note Documents, including, without limitation, premium, make-whole amounts, breakage costs and yield maintenance amounts, plus (ii) the amount of any participations in the Bank Obligations purchased by Prudential pursuant to Section 2(b) or minus (iii) the amount of any participations in the Note Obligations purchased by the Banks pursuant to
Section 2(b).

      "Obligations" shall mean, at any time, collectively, all Note Obligations, all Bank Obligations and, without duplication, all Guarantee Obligations, and including, without limitation, accrued but unpaid interest and fees and all out-of-pocket costs and expenses incurred by each Secured Party in connection with the enforcement and collection of the Obligations owing to such Secured Party and in connection with directing the Collateral Agent to take actions hereunder and under the Security Documents, including, without limitation, all attorneys fees and disbursements incurred by such Secured Party at such time.

      "Percentage Interest" with respect to a Secured Party, as of the date of any Current Balance Certificate of such Secured Party then in effect, shall mean that percentage which is the equivalent of a fraction, the numerator of which is the then aggregate amount of the applicable Note Obligations or applicable Bank Obligations, as the case may be, owing to such Secured Party (or, in the case of Bank Obligations arising under a Specified Hedging Agreement with any Affiliate of a Secured Party, such Affiliate), and the denominator of which is the total of the amounts described in the numerators for all Secured Parties, as reflected in the Current Balance Certificates for all Secured Parties then in effect.

      "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, limited liability company, an unincorporated organization and a government or any department or agency thereof.

      "PICA" shall have the meaning set forth in the introductory paragraphs hereof.

      "Proportionate Share" shall have the meaning set forth in Section 2.9(b) of the Guarantee and Collateral Agreement.

      "Prudential Affiliate" shall have the meaning set forth in the introductory paragraphs hereof.

      "Prudential Paydown" shall mean any and all amounts, proceeds or other property actually received by or on behalf of Prudential in respect of any of the Note Obligations at any time on or after the occurrence of a Determination Date and prior to the occurrence of any Trigger Date, including, without limitation, any such amounts, proceeds or other property received (a) pursuant to or in connection with the enforcement of any of the Note Documents (whether pursuant to a Bankruptcy Proceeding or otherwise), or otherwise resulting from the collection, sale, transfer or other disposition of any of the Collateral or any portion thereof, (b) obtained by way of set-off by the Collateral Agent or any Secured Party against obligations owing by the Collateral Agent or such Secured Party to any of the Companies, and (c) constituting prepayments or other payments in respect of any of the Obligations, but specifically excluding any regularly scheduled prepayments under the Note Documents.

      "Prudential Percentage" means, on any date, an amount equal to a fraction, the numerator of which is the total amount of Note Obligations as of such date and the denominator of which is the total amount of Obligations as of such date.

      "Prudential Purchase Date" shall have the meaning set forth in Section
2(b).

      "Prudential" shall have the meaning set forth in the introductory paragraphs hereof.

      "Returning Lender" shall have the meaning set forth in Section 6 hereof.

      "Secured Parties" shall have the meaning set forth in the introductory paragraphs hereof.

      "Security Documents" shall mean the Guarantee and Collateral Agreement and the Mortgage, and all documents and instruments executed and delivered in connection therewith and any other document or instrument pursuant to which the Companies or any other Person grants to the Collateral Agent or a Secured Party a security interest in, or lien or encumbrance upon, any real or personal property to secure the payment or performance of the Obligations.

      "Senior Notes" shall have the meaning set forth in the introductory paragraphs hereof.

      "Series B Notes" shall have the meaning set forth in the introductory paragraphs hereof.

      "Series C Notes" shall have the meaning set forth in the introductory paragraphs hereof.

      "Sharing Payment" shall mean any and all amounts, proceeds or other property actually received by or on behalf of the Collateral Agent or any Secured Party in respect of any of the Obligations at any time on or after the occurrence of a Trigger Date, including, without limitation, any such amounts, proceeds or other property received (a) pursuant to or in connection with the enforcement of any of the Bank and Note Documents (whether pursuant to a Bankruptcy Proceeding or otherwise), or otherwise resulting from the collection, sale, transfer or other disposition of any of the Collateral or any portion thereof, (b) obtained by way of set-off by the Collateral Agent or any Secured Party against obligations owing by the Collateral Agent or such Secured Party to any of the Companies, and (c) constituting prepayments or other payments in respect of any of the Obligations, but specifically excluding any regularly scheduled prepayments under the Bank and Note Documents.

      "Special Majority Noteholders" shall mean the holder or holders of at least 51% of the sum of the then outstanding aggregate principal amount of each of the Existing Prudential Notes, plus the then outstanding aggregate principal amount of the Additional Prudential Notes.

      "Specified Hedging Agreement" shall have the meaning set forth in the Guarantee and Collateral Agreement.

      "Swingline Lender" shall have the meaning set forth in the Credit
Agreement.

      "TBC Private Brands" shall have the meaning set forth in the introductory paragraphs hereof.

      "Third Party Guarantee" shall have the meaning set forth in Section 7 hereof.

      "Trigger Date" means the earliest date upon which one of the following events occurs:

      (a) a Bank Election Date;

      (b) an Acceleration Date; or

      (c) the commencement of a Bankruptcy Proceeding.

      SECTION 11. MISCELLANEOUS.

      (a) Each of the Secured Parties is hereby authorized to demand specific performance of this Agreement at any time when any party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the Secured Parties hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

      (b) All notices, requests, consents and other communications made pursuant to the provisions hereof shall be in writing and shall be delivered personally or mailed by first class registered or certified mail, postage prepaid or by Federal Express or by telex or telecopier or by telephone (if confirmed in writing as aforesaid) at the address specified on the signature pages or Annex I hereof, as the case may be, or such other address as may be furnished in writing by a Secured Party to each other Secured Party or by the Collateral Agent to each Secured Party. All notices to the Collateral Agent shall be effective on receipt.

      (c) This Agreement may be modified or waived only by an instrument or instruments in writing signed by each of the Secured Parties and the Collateral Agent.

      (d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

      (e) All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and their respective successors and assigns, and shall be binding upon and inure to the benefit of and be enforceable by any holder or holders at any time of the Obligations owed to a Secured Party, or any part thereof. Any transfer by Prudential and any of its successors and assigns of any Senior Notes shall effectuate an equivalent assignment of such Person's rights and obligations hereunder, with no further action being required, and each transferee of the Senior Notes shall be bound accordingly hereunder as a holder of Senior Notes. Any assignment by any Bank pursuant to the Credit Agreement of any of its rights and obligations thereunder shall operate as provided therein and in the Assignment and Acceptance related to such assignment and shall effectuate an equivalent assignment of its rights and obligations hereunder, with no further action being required, and each Assignee shall be bound accordingly hereunder as an assign of such Bank to the extent of its assignment of its rights and obligations under the Credit Agreement.

      (f) The provisions of this Agreement are not intended, nor shall they be construed to confer upon, or give the Companies or any Person other than the Secured Parties and their respective successors and assigns, any rights, remedies or claims hereunder or by reason hereof.

      (g) To the extent that there is a conflict or inconsistency with terms of this Agreement and an agreement among the Collateral Agent, any Secured Party and the Companies, or any amendment or modification of any such agreement, this Agreement shall control as between the parties hereto.

      (h) Each Secured Party shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent or any other Secured Party, and shall take such other action, in each case as the Collateral Agent or such other Secured Party may reasonably request, to effectuate and carry out the provisions of this Agreement or the Security Documents, including without limitation by recording or filing in such places as the requesting Collateral Agent or other Secured Party may deem desirable, this Agreement or the Security Documents or such other documents or instruments.

      (i) This Agreement shall terminate with respect to Prudential automatically upon the indefeasible payment in full of all of the Obligations owed to them and, with respect to the Banks, upon the indefeasible payment in full of all of the Obligations owed to them (other than Obligations in respect of Specified Hedging Agreements) plus the termination of all commitments to lend under the Credit Agreement; provided, however, that Section 5(c) of this Agreement shall survive, and remain operative and in full force and effect, regardless of the indefeasible payment in full of all Obligations.

      (j) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction and the parties hereto shall use their best efforts to replace such provision.

      (k) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO ANY PROVISION THEREOF THAT WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

      (l) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

      (m) THE PARTIES HERETO ACKNOWLEDGE THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT WILL BE BASED ON DIFFICULT AND COMPLEX FACTS. ACCORDINGLY, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY DISPUTE, CONTROVERSY, SUIT, HEARING OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE OBLIGATIONS, DUTIES AND RIGHTS OF THE COLLATERAL AGENT OR THE SECURED PARTIES AS SET FORTH HEREIN.

      (n) The parties hereto who are also parties to an existing Intercreditor Agreement, dated as of March 31, 2003 (as amended, supplemented or otherwise modified from time to time), relating to the Companies hereby agree that such agreement is terminated and of no further force or effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             FIRST TENNESSEE BANK NATIONAL
                             ASSOCIATION
                             Individually, as a Bank, as Swingline Lender and as
                                 Administrative Agent

                             By: /s/ R. Shane Norman
                                 ---------------------
                                 Name: R. Shane Norman
                                 Title: Vice President

                             INTERCREDITOR AGREEMENT

                             JPMORGAN CHASE BANK, N.A.
                             Individually, as a Bank, as Issuing Bank, as Collateral Agent and as Co-Administrative Agent

                             By: /s/ Steve Willmann
                                 ---------------------
                                 Name: Steve Willmann
                                 Title: Vice President

                             INTERCREDITOR AGREEMENT

                            THE PRUDENTIAL INSURANCE COMPANY
                            OF AMERICA

                            By: /s/ Billy B. Greer
                               -----------------------------
                                Name: Billy B. Greer
                                Title: Senior Vice President

                            PRUCO LIFE INSURANCE COMPANY

                            By: /s/ Billy B. Greer
                               -----------------------------
                                Name: Billy B. Greer
                                Title: Senior Vice President

                            RGA REINSURANCE COMPANY

                            By: Prudential Private Placement Investors, L.P., as
                                Investment Advisor

                                By: Prudential Private Placement Investors,
                                    Inc., General Partner

                                    By: /s/ Billy B. Greer
                                        ----------------------------
                                        Name: Billy B. Greer
                                        Title: Senior Vice President

                            BAYSTATE INVESTMENTS, LLC

                            By: Prudential Private Placement Investors, L.P., as
                                Investment Advisor

                                By: Prudential Private Placement Investors,
                                    Inc., General Partner

                                    By: /s/ Billy B. Greer
                                        ----------------------------
                                        Name: Billy B. Greer
                                        Title: Senior Vice President

                             INTERCREDITOR AGREEMENT

                            UNITED OF OMAHA LIFE INSURANCE
                            COMPANY

                            By: Prudential Private Placement Investors, L.P., as
                                Investment Advisor

                                By: Prudential Private Placement Investors,
                                    Inc., General Partner

                                    By: /s/ Billy B. Greer
                                        ----------------------------
                                        Name: Billy B. Greer
                                        Title: Senior Vice President

                             INTERCREDITOR AGREEMENT

                            U.S. BANK NATIONAL ASSOCIATION
                            Individually as a Bank and as a Documentation
                            Agent

                            By: /s/ Ward C. Wilson
                                ----------------------------
                                Name:  Ward C. Wilson
                                Title: Senior Vice President

                             INTERCREDITOR AGREEMENT

                            REGIONS BANK
                            Individually as a Bank and as a Documentation
                            Agent

                            By: /s/ Phillip May
                                ----------------------------
                                Name: Phillip May
                                Title: Senior Vice President

                             INTERCREDITOR AGREEMENT

                            SUNTRUST BANK
                            Individually as a Bank and as Syndication Agent

                            By: /s/ Bryan W. Ford
                                -------------------
                                Name: Bryan W. Ford
                                Title: Director

                             INTERCREDITOR AGREEMENT

                            BANK OF AMERICA, N.A.
                            Individually as a Bank

                            By: /s/ Alexis MacElhiney
                                -----------------------
                                Name: Alexis MacElhiney
                                Title: Director

                             INTERCREDITOR AGREEMENT

                            BNP PARIBAS
                            Individually as a Bank

                            By: /s/ John Stacy
                                ------------------------
                                Name: John Stacy
                                Title: Managing Director

                            By: /s/ Mike Shryock
                                ------------------------
                                Name: Mike Shryock
                                Title: Director

                             INTERCREDITOR AGREEMENT

                            FIFTH THIRD BANK
                            Individually as a Bank

                            By: /s/ James E. Simpson
                                ----------------------
                                Name: James E. Simpsom
                                Title: Vice President

                             INTERCREDITOR AGREEMENT

                            GUARANTY BANK
                            Individually as a Bank

                            By: /s/ Michael Ansolabehere
                                --------------------------
                                Name: Michael Ansolabehere
                                Title: Vice President

                             INTERCREDITOR AGREEMENT

                            KEYBANK NATIONAL ASSOCIATION
                            Individually as a Bank

                            By: /s/ Thomas J. Purcell
                                ----------------------------
                                Name: Thomas J. Purcell
                                Title: Senior Vice President

                             INTERCREDITOR AGREEMENT

                            LA SALLE BANK NATIONAL ASSOCIATION
                            Individually as a Bank

                            By: /s/ William H. Lutes
                                ----------------------------------------
                                Name: William H. Lutes, CTP
                                Title: Senior Vice-President and Head of
                                       Division

                             INTERCREDITOR AGREEMENT

                            NATIONAL CITY BANK
                            Individually as a Bank

                            By: /s/ Michael S. Pearl
                                ----------------------
                                Name: Michael S. Pearl
                                Title: Account Officer

                             INTERCREDITOR AGREEMENT

                          ACKNOWLEDGMENT AND AGREEMENT

      The undersigned, although not parties hereto, acknowledge and, to the extent required, consent to the terms and conditions of the Intercreditor Agreement (the "Intercreditor Agreement") set forth above. Further, the undersigned agree (i) to reimburse the Collateral Agent, on demand, for any expenses incurred by the Collateral Agent plus interest at the Collateral Agent's prime rate from the date reimbursement is demanded until the date of reimbursement, including all attorneys fees and compensation of agents, arising out of, or in any way connected with, the execution or delivery of the Intercreditor Agreement or any Security Document or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and/or the Secured Parties under the Intercreditor Agreement or the Security Documents and the seizure, repossession, sale, transfer or other disposition of any of the Collateral and
(ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including interest thereon at the Collateral Agent's prime rate) which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of the Intercreditor Agreement or any Security Document or any action taken or omitted by it under the Intercreditor Agreement or any Security Document; provided, however, that the undersigned does not hold the Collateral Agent harmless for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

      The undersigned shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent, and shall take such other action, in each case, as the Collateral Agent may reasonably request, to effectuate and carry out the provisions of the foregoing Intercreditor Agreement including, without limitation, by recording or filing in such places as the Collateral Agent may deem desirable, such other documents or instruments as the Collateral Agent may specify.

      In the event the Collateral Agent under the foregoing Intercreditor Agreement is not one of the Secured Parties a party thereto, the undersigned agree to pay all fees charged by such Collateral Agent for performing its duties and obligations thereunder.

    ACKNOWLEDGEMENT AND AGREEMENT IN CONNECTION WITH INTERCREDITOR AGREEMENT

      IN WITNESS WHEREOF, the parties below have caused this Acknowledgment and Agreement to be duly executed as of the date first above written.

                                          TBC CORPORATION

                                          By: /s/ Tim Miller
                                              -----------------------
                                              Name: Tim Miller
                                              Title: VP and Treasurer

                                          TBC PRIVATE BRANDS, INC.

                                          By: /s/ Tim Miller
                                              -----------------------
                                              Name: Tim Miller
                                              Title: VP and Treasurer

    ACKNOWLEDGEMENT AND AGREEMENT IN CONNECTION WITH INTERCREDITOR AGREEMENT